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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

             Name                       Jurisdiction of Organization                         Ownership
--------------------------------     ------------------------------------    ------------------------------------------
       James Monroe Bank                          Virginia                                     100%
James Monroe Statutory Trust I                   Connecticut                   100% of the common voting securities
James Monroe Statutory Trust II                  Connecticut                   100% of the common voting securities
 James Monroe Statutory Trust III                Connecticut                   100% of the common voting securities